UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2022 (April 5, 2022)

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 1.450% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 8, 2022, AT&T Inc., a Delaware corporation (“AT&T”), completed the previously disclosed transactions contemplated by (i) that certain Agreement and Plan of Merger, dated as of May 17, 2021 (as amended, the “Merger Agreement”), by and among AT&T, Magallanes, Inc., a Delaware corporation and prior to the Merger (as defined below) wholly owned subsidiary of AT&T (“Spinco”), Discovery, Inc., a Delaware corporation (“Discovery”), which has been renamed Warner Bros. Discovery, Inc. (“WBD”) in connection with the Merger, and Drake Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Discovery (“Merger Sub”), (ii) that certain Separation and Distribution Agreement, dated as of May 17, 2021 (as amended, the “Separation Agreement”), by and among AT&T, Spinco and Discovery, and (iii) certain other agreements in connection with the proposed transactions contemplated by the Merger Agreement and the Separation Agreement. Specifically, (1) AT&T transferred the business, operations and activities that constitute the WarnerMedia segment of AT&T, subject to certain exceptions as set forth in the Separation Agreement (the “WarnerMedia Business”), to Spinco (the “Separation”), (2) AT&T distributed to its stockholders all of the shares of common stock, par value $0.01 per share, of Spinco (the “Spinco Common Stock”) held by AT&T by way of a pro rata dividend such that each holder of shares of common stock, par value $1.00 per share, of AT&T (the “AT&T Common Stock”) was entitled to receive one share of Spinco Common Stock for each share of AT&T common stock held as of the record date, April 5, 2022 (the “Distribution”), and (3) Merger Sub was merged with and into Spinco, with Spinco as the surviving corporation (the “Merger” and together with the Separation and the Distribution, the “Transactions”). Upon completion of the Merger, Spinco became a wholly owned subsidiary of WBD and the holders of Spinco Common Stock were entitled to receive 0.241917 shares of WBD common stock (the “Exchange Ratio”) for each share of Spinco Common Stock held on the closing date.

As a result of the completion of the Transactions, holders of AT&T Common Stock (as holders of Spinco Common Stock immediately following the Distribution) own approximately 71% of the outstanding capital stock of WBD, on a fully diluted basis (computed using the treasury method).

For additional information regarding the WarnerMedia Business, please refer to the Form 10 and the information statement included therein and the final information statement made available in connection with the Transactions, which was filed by Spinco as Exhibit 99.1 to its Current Report on Form 8-K dated March 28, 2022.

Item 3.02	Unregistered Sales of Equity Securities.

On April 5, 2022, AT&T purchased approximately 120.75 million shares of AT&T Common Stock held by certain of its wholly-owned subsidiaries and trusts for which the Benefit Plan Committee of AT&T acts as trustee (the “Sellers”) (such purchase, the “Share Purchase” and such purchased shares, the “Purchased Shares”). In consideration for the Purchased Shares and subject to the consummation of the Merger, AT&T agreed to issue to each Seller, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, at such time as AT&T determines following the consummation of the Merger, a number of shares of AT&T Common Stock equal to the sum of (a) the number of Purchased Shares, (b) a number of additional shares of AT&T Common Stock equal to the quotient obtained by dividing (i) the product of (1) the number of Purchased Shares, (2) the Exchange Ratio and (3) the closing price of the shares of WBD common stock on the Nasdaq Global Select Market on April 11, 2022 by (ii) the closing price of AT&T Common Stock on The New York Stock Exchange on April 11, 2022, (c) the value of any interim dividends (other than the Distribution) and (d) the value of any cash in lieu of fractional shares.

Item 7.01	Regulation FD Disclosure.

On April 8, 2022, AT&T and Discovery issued a joint press release announcing the completion of the Transactions, furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing by AT&T under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 8, 2022, AT&T also announced, among other things, the receipt of the Special Cash Payment (as defined in the Separation Agreement), subject to certain post-closing adjustments, in connection with the completion of the Transactions of approximately $28.9 billion that, combined with the Additional Amount (as defined in the Separation Agreement) of $10.0 billion resulted in net cash proceeds to AT&T from the Transactions of approximately $38.9 billion, in addition to WBD’s assumption of approximately $1.6 billion of existing debt of the WarnerMedia Business.

On March 31, 2022, AT&T issued a notice for the redemption in full of all of the outstanding $1,961,516,000 aggregate principal amount of its 3.000% Global Notes due June 30, 2022 (CUSIP No. 00206RCM2) (the “June 30 Notes”). The June 30 Notes will be redeemed on April 30, 2022 at 100% of the principal amount of the June 30 Notes plus accrued but unpaid interest on the principal amount of such June 30 Notes to, but not including, the redemption date.

On April 11, 2022, AT&T delivered irrevocable notice to Bank of America, N.A. (“Bank of America”), as the lender to the $2 billion Term Loan Credit Agreement, dated as of March 19, 2021, by and among AT&T and Bank of America, as amended by Amendment No. 1 to the Term Loan Credit Agreement, dated as of December 15, 2021 (as amended, the “Bilateral Term Loan”), containing (i) a $1 billion term loan facility (the “Tranche A Facility”) and (ii) a $1 billion term loan facility (the “Tranche B Facility”), that AT&T will make an optional prepayment in full of the outstanding amounts of each of the Tranche A Facility and Tranche B Facility, as follows:

(i)	for advances under the Tranche A Facility, the aggregate amount of the prepayment is $1,000,000,000; and

(ii)	for advances under the Tranche B Facility, the aggregate amount of the prepayment is $1,000,000,000.

After the repayment is applied to the Tranche A Facility and the Tranche B Facility, all outstanding borrowings and all unpaid fees under the Bilateral Term Loan will be paid in full and the Bilateral Term Loan will be terminated in its entirety.

On April 11, 2022, AT&T also delivered irrevocable notice to Bank of America, as agent for the lenders party to the $7.350 billion Amended and Restated Term Loan Credit Agreement, dated as of March 2, 2022 by and among AT&T, Bank of America, and other initial lenders named therein (the “Syndicated Term Loan”), that AT&T will make an optional prepayment of the full outstanding amount of the Syndicated Term Loan. The aggregate amount of the prepayment is $7,350,000,000. After the repayment is applied, all outstanding borrowings and all unpaid fees under the Syndicated Term Loan will be paid in full and the Syndicated Term Loan will be terminated in its entirety.

On April 11, 2022, AT&T also made an optional prepayment of the full amount outstanding pursuant to a private financing (the “Private Financing”). The aggregate amount of the prepayment is $750,000,000. After the repayment is applied, all outstanding borrowings and all unpaid fees under the Private Financing will be paid in full.

On April 11, 2022, AT&T issued a notice for the redemption in full of all of the outstanding (i) $1,118,743,000 aggregate principal amount of its 2.625% Global Notes due December 1, 2022 (CUSIP No. 00206RBN1); (ii) $411,202,000 aggregate principal amount of its 4.050% Global Notes due December 15, 2023 (CUSIP No. 00206RHP0 ); (iii) $319,836,000 aggregate principal amount of its 3.800% Global Notes due March 1, 2024 (CUSIP No. 00206RDP4); (iv) $530,535,000 aggregate principal amount of its 3.900% Global Notes due March 11, 2024 (CUSIP No. 00206RCE0); (v) $1,207,937,000 aggregate principal amount of its 4.450% Global Notes due April 1, 2024 (CUSIP No. 00206RDC3); (vi) $207,440,000 aggregate principal amount of its 3.550% Global Notes due June 1, 2024 (CUSIP No. 00206RHR6); (vii) $546,726,000 aggregate principal amount of its 3.950% Global Notes due January 15, 2025 (CUSIP No. 00206RDD1); (viii) $2,324,674,000 aggregate principal amount of its 3.400% Global Notes due May 15, 2025 (CUSIP No. 00206RCN0); (ix) $563,125,000 aggregate principal amount of its 3.600% Global Notes due July 15, 2025 (CUSIP No. 00206RHS4); and (x) $1,811,405,000 aggregate principal amount of its 4.125% Global Notes due February 17, 2026 (CUSIP No. 00206RCT7) (each series of notes described in sub-sections (i) – (x), the “Make-Whole Notes” and, together with the June 30 Notes, the “Notes”).

The Make-Whole Notes will be redeemed on the redemption dates set forth in the notices of redemption, at “make whole” redemption prices to be calculated as set forth in the respective redemption notices.

On and after the date of redemption, each series of Notes will no longer be deemed outstanding, interest on each series of Notes will cease to accrue and, except for the right to receive the redemption payment upon surrender of each series of Notes, all rights of the holders of each series of Notes will terminate. The notices of redemption specifying the terms, conditions and procedures for each redemption is available through The Depository Trust Company or The Bank of New York Mellon Trust Company, N.A., as paying agent for each series of Notes. The foregoing does not constitute a notice of redemption for any series of Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Joint Press Release of AT&T Inc., and Discovery, Inc., dated April 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 11, 2022	By:	/s/ Pascal Desroches
Pascal Desroches
Senior Executive Vice President and Chief Financial Officer